CERTIFICATE OF MERGER

                                       OF

                          INTERSPACE ENTERPRISES, INC.

                                       AND

                            MARATHON MARKETING CORP.

It is hereby certified that:

     1. The constituent business corporation participating in the merger herein certified are:

     A) Marathon Marketing Corp., which is incorporated under the laws of the State of Colorado; and

     B) Interspace Enterprises, Inc., which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Marathon Marketing Corp. in accordance with the laws of the State of its incorporation, Colorado, and by Interspace Enterprises, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is Interspace Enterprises, Inc., which will continue its existence as the surviving corporation under Interspace Enterprises, Inc. upon the effective date of said merger pursuant to the provisions of the Business Corporation Act of the State of Colorado.

     4. The Certificate of Incorporation of Marathon Marketing Corp., Inc., as now in force and effect except as to a change of name to Interspace Enterprises, Inc., shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Business Corporation Act of the State of Colorado.
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     5.  The  executed  Agreement  and  Plan of  Merger  between  the  aforesaid constituent corporations is on file at the office of the aforesaid surviving corporation, the address of which is as follows: 7825 Suite 200, La Jolla, CA 92037.

     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The authorized capital stock of each of the constituent corporations is as follows:

     A) The authorized capital stock of Interspace Enterprises, Inc. consists of 25,000,000 shares of a par value of $.0001 each; and

     B) The authorized capital stock of Marathon Marketing Corp. consists of 40,000,000 shares of a par value of $.0001 each.

     IN WITNESS WHEREOF, this Certificate of Merger has been executed by the constituent corporations as of the respective dates hereinbelow indicated.

                                   Interspace Enterprises, Inc.
                                   Dated:   April 12, 2000

                                   By:/s/Daniel P. Murphy
                                       Daniel P. Murphy, President


                                   Marathon Marketing Corp.
                                   Dated:  April 12, 2000


                                   By:/s/M.A. Littman
                                   M.A. Littman as Attorney-in-Fact for Scott
                                   Deitler, President of Marathon
                                        Marketing Corp.